Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Stockholders’ and

Board of Directors

Stronghold Digital Mining, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated July 26, 2021, relating to the financial statement of Stronghold Digital Mining, Inc. appearing in the Stronghold Digital Mining, Inc.’s Registration Statement No. 333-258188 on Form S-1, as amended.

/s/ Urish Popeck & Co., LLC

Pittsburgh, PA

October 25, 2021